                                                                    EXHIBIT 10.3


                            THIRD AMENDMENT TO LEASE

     Reference is made to a certain lease dated September 14, 1989, as amended by Amendment to Lease dated December 5, 1991, as further amended by Second Amendment to Lease dated December 16, 1992, (collectively, "Lease") between D.M. MANAGEMENT COMPANY, INC., a Delaware corporation ("Tenant"), and Richard D. Matthews and Richard J. Valentine, as Trustees of Bare Cove Realty Trust u/d/t dated January 10, 1984 recorded in the Plymouth County Registry of Deeds in Book 5608, Page 292 as amended to date ("Landlord") for office space on the first and second floor of Bare Cove Executive Park II, 25 Recreation Park Drive, Hingham, Massachusetts.

                              PRELIMINARY STATEMENT
                              ---------------------

     Tenant leases space on the first and second floor (referred to below as "Original First Floor Premises" and "Original Second Floor Premises," respectively, and collectively as "Original Premises") of Bare Cove Executive Park II ("Building"), 25 Recreation Park Drive, Hingham, Massachusetts pursuant to the Lease. Tenant desires as of April 1, 1994, to lease, in addition to its Original Premises, the premises previously occupied by tenants Sterling and Bush. This space, as shown on "Exhibit A (1994)" and referred to below as the 1994 SB Additional Space, is comprised of 5,943 square feet of rentable area (or computation square footage) on the second floor of the Building. Tenant also desires, if and when available, to lease, in addition to its Original Premises and the 1994 SB Additional Space, the premises currently occupied by tenant Payco-General American Credit ("Payco"). This space, as shown on "Exhibit A
(1994)" and referred to below as the "1994 Payco Additional


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Space," is comprised of 6,219 square feet of rentable area (or computation square footage) on the second floor of the Building. Landlord and Tenant also agree that the Original First Floor Premises be excluded from the Lease as of September 1, 1994, or sooner as described below.

                                    AGREEMENT
                                    ---------

     In consideration of the mutual benefits and obligations described in this Amended and Restated Lease, and for other good and valuable consideration, Landlord and Tenant agree as follows:

     1. As of April 1, 1994, Section 1 of the Lease is amended so that the demised premises include the Original Premises and the 1994 SB Additional Space, thus bringing the total floor area to 16,830 square feet and the total computation square footage to 19,860 square feet, as shown on attached Exhibit A
(1994).

     2. Landlord agrees to do the work described in the attached "Landlord's Work (1994 Amendment)," to be completed as expeditiously as is reasonably practicable. The cost shall be borne equally between Landlord and Tenant. Landlord and Tenant agree that each shall pay fifty percent (50%) of the total cost of the work. After the work is substantially completed, Tenant shall reimburse Landlord for Tenant's share within 10 days of receipt of notice from Landlord of the total cost, together with reasonable documentation.

     3. As of April 1, 1994, minimum rent for the Original Premises and the 1994 SB Additional Space shall be at the annual rate of $18.60 per computation square foot, or $369,396.00 per year, payable in equal monthly installments of $30,783.00, subject to adjustment with respect to the 1994 Payco Additional Space.

     4. Landlord, in its sole discretion, may negotiate a lease amendment with Payco whereby Payco agrees to exchange its current premises (i.e., the 1994 Payco Additional Space) for the Original First Floor Premises now occupied by Tenant on a specified date, referred to below as the exchange date. If landlord and Payco agree to that lease amendment and the exchange is prior to September 1, 1994, then:

     (a) Landlord will give to Tenant at least five days' advance notice of the exchange date;


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     (b) Tenant on the exchange date will vacate the Original First Floor
Premises and occupy the 1994 Payco Additional Premises;

     (c) As of the exchange date, this Lease will be deemed amended without the need for further documentation, so that:

          (i) the demised premises will then exclude the Original First Floor Premises (2,360 sq. ft. of computation square footage);

          (ii) the demised premises will then include the Original Second Floor Premises (11,557 sq. ft. of computation square footage), the 1994 SB Additional Space (5,943 sq. ft. of computation square footage), and the 1994 Payco Additional Space (6,219 sq. ft. of computation square footage);

          (iii) the demised premises therefore will then consist of 23,719 square feet of computation square footage;

          (iv) minimum rent attributable to the Original Second Floor Premises and the 1994 SB Additional Space from April 1, 1994, to the end of the term of the Lease shall be at the annual rate of $18.60 per computation square foot (17,500 computation square feet @ $18.60 = $325,500 per year);

          (v) minimum rent attributable to the 1994 Payco Additional Space from the exchange date through November 30, 1994 shall be at the annual rate of $8.00 per computation square foot (6,219 computation square feet @ $8.00 = $49,752 per year), and from December 1, 1994, to the end of the term shall be at the annual rate of $18.60 per computation square foot (6,219 computation square feet @ $18.60 = $115,673.40 per year).

     5. Irrespective of whether Landlord negotiates a lease amendment with Payco, as of September 1, 1994, Section 1 of the Lease is amended so that the demised premises will exclude the Original First Floor Premises, and rent and other obligations of the parties arising on or after September 1, 1994, with respect to the Original First Floor Premises will terminate on September 1, 1994.

     6. If, for any reason, Landlord is unable to give Tenant possession of the 1994 SB Additional Space on April 1, 1994, or the 1994 Payco Additional Space on the exchange date, Landlord shall not have any liability whatsoever for the failure to give possession on such date, nor shall such failure in any way affect the validity of this Lease or the obligations of the Tenant hereunder. However, rent attributable to the 1994 SB Additional Space or the 1994 Payco Additional Space, as the case may be, shall

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be abated for any period during which Landlord shall be unable to deliver possession.

     7. Section 3 of the Lease is amended as follows: (a) the Lease shall terminate on March 31, 1998 (unless sooner terminated by Landlord as provided in the Lease); and (b) the option to extend the term, as provided in section 3.3 of the original Lease, is deleted.

     8. Exhibit C to the Lease is amended as of April 1, 1994 by deleting the minimum rent schedule in its entirety and replacing it with the "Exhibit C (Third Amendment)" attached to this Third Amendment.

     9. Section 27 of the Lease, which was inserted by the Second Amendment to Lease, is deleted and replace with the following:

          27. TENANT'S OPTION TO LEASE ADDITIONAL SPACE
              -----------------------------------------

          Provided that this Lease has not been terminated and that Tenant is not then in default, Tenant shall have the first right to lease the space in the Building that may become available. Landlord shall notify Tenant of the rent and other material terms on which Landlord proposes to lease the space in the Building. Tenant shall have thirty (30) days in which to notify Landlord of Tenant's election to lease the space on such terms. If Tenant does not elect to lease the space on such terms, Landlord may lease the space to third parties on terms not materially more favorable than those offered to Tenant without again offering the space to Tenant. Materially more favorable means that the present value to Landlord of a lease to a third party, taking into account rent, rent concessions, tenant improvements and other terms having a direct financial impact on Landlord, is less than 90% of the present value of the terms offered to Tenant for the term of the proposed transaction.

 10. A new section 29 is added to the Lease as follows:

     29. TENANT'S OPTION TO PURCHASE BUILDING
         ------------------------------------

          Provided that this Lease has not been terminated and that Tenant is not then in default, Tenant shall have the first right to purchase the Building. Landlord shall notify Tenant of the purchase price and other material terms on which Landlord proposes to sell the Building. Tenant shall have thirty (30) days in which to notify Landlord of Tenant's election to purchase the Building on such terms. If Tenant does not elect to purchase the Building on such terms, Landlord may sell the Building to third parties on terms not materially more favorable than those offered to Tenant without again offering the space to Tenant. Materially more favorable

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     means that the present value to Landlord of a purchase by a third party, taking into account purchase price, purchase money financing, creditworthiness of the proposed buyer, improvements and other terms having a direct financial impact on Landlord, is less than 90% of the present value of the terms offered to Tenant.

     Except as specifically amended by this Third Amendment, all provisions of the Lease are hereby ratified by Landlord and Tenant and remain in full force and effect.

     Executed as a document under seal on February 28, 1994.

                     /s/ Richard D. Matthews
                     -----------------------
                     Richard D. Matthews, as Trustee of Bare Cove Realty Trust, and not individually

                     /s/ Richard J. Valentine
                     ------------------------
                     Richard J. Valentine, as Trustee of Bare Cove Realty Trust, and not individually

                     D.M. MANAGEMENT COMPANY, INC.

                     By: /s/ Samuel L. Shanaman
                         ----------------------
                     Its:  Executive V.P.
                     hereunto duly authorized


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                        LANDLORD'S WORK (1994 AMENDMENT)




                                  [blank page]







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
                           EXHIBIT C (THIRD AMENDMENT)

Period                     Minimum Rent         Annual Minimum                Monthly
                           Per                  Rent                          Minimum Rent
                           Computation
                           Square Foot


          The following assumes Tenant does not exchange premises with Payco, and continues to occupy its Original Premises and the 1994 SB Additional Space through August 31, 1994, and then occupies the Original Second Floor Premises and the 1994 SB
          Additional Premises to the end of the term.

April 1, 1994              $18.60               $369,396.00                   $30,783.00
through August                                  (for 19,860 sq. ft.)
31, 1994

September 1,               $18.60               $325,500.00                   $27,125.00
1994 through                                    (for 17,500 sq. ft.)
March 31, 1998

          The following assumes Tenant exchanges premises with Payco on the exchange date, at which time Tenant vacates the Original
          First Floor Premises and occupies the 1994 Payco Additional
          Space (as well as the Original Second Floor Premises and the
          1994 SB Additional Space) to the end of the term.


April 1, 1994              $18.60               $369,396.00                   $30,783.00
through the                                     (for 19,860 sq. ft.)
day prior to
the exchange
date

exchange date              $18.60               $325,500.00                   $27,125.00
through                                         (for 17,500 sq. ft.)
November 31, 1994          ------               --------------------          ----------
                           $8.00                $49,752.00                    $4,146.00
                                                (for 6,219 sq. ft.)
                           ------               --------------------          ----------

                           combined             $375,252.00                   $31,271.00

December 1,                $18.60               $441,173.40                   $36,764.45
1994 through                                    (for 23,719 sq. ft.)
March 31, 1998




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                                  Schedule "A"

              Floor plans showing "Original Second Floor Premises"

                                  (Page 1 of 2)

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                                  Schedule "A1"

              Floor plans showing "Original Second Floor Premises"

                                  (Page 2 of 2)

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                                  Schedule "B"

               Floor plans showing "Original First Floor Premises"

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                 Floor plans showing "1994 SB Additional Space"

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                Floor plans showing "1994 Payco Additional Space"